Continental Investment Corporation
                     10254 Miller Road Dallas, Texas 75238



NEWS RELEASE
For Immediate Release

                                                    Contact:  Investor Relations
                                                                   (214)691-1100



                       CONTINENTAL INVESTMENT CORPORATION
                      CONSENTS TO RELIEF UNDER BANKRUPTCY



DALLAS,  December 6, 1999........Continental  Investment  Corporaiton (CICGE/OTC
Pink Sheets) today consented to relief pursuant to chaper 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas-Dallas Division.

     On January 13, 1999, a group of alleged creditors filed an involuntary Chapter 11 bankruptcy petition against the Company in the United States Bankruptcy Court for the Northern District of Georgia-Atlanta Division. On March 19, 1999 an Order was entered to transfer the case from the United States Bankruptcy Court for the Northern Districk of Texas-Dallas Division.

     In the Order for Relief, the Company disputed that the petitioning creditors of the Company and/or have valid claims in this case, and that the Company had reserved all rights to dispute their claims as part of the proceedings.